Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact at Orion Acquisition Corp. II	Contact at Medivation, Inc.
Christopher A. Marlett	C. Patrick Machado
Chairman of the Board	Chief Financial Officer
Phone: 310 526 5000	Phone: 415 543 3470
Fax: 310 526 5020	Fax: 415 543 3113
Email: cam@mdbcapital.com	patrick.machado@medivation.net

Orion announces merger with Medivation and a $12 million financing.

SAN FRANCISCO, CA, December 20, 2004 (PR Newswire) — Medivation, Inc. and Orion Acquisition Corp. II (MTMR-OTCBB) today announced that they have closed a merger and completed a common stock financing for approximately $12 million.

As a result of the merger, David T. Hung, MD, the President and Chief Executive Officer of Medivation, has succeeded Christopher A. Marlett as the President and Chief Executive Officer of Orion. At the next stockholders meeting the name of the company will be changed to Medivation. Further details of the merger are included in a Form 8-K filed with the Securities and Exchange Commission today.

Mr. Christopher A. Marlett, Chairman of Orion Acquisition Corp. II, and Managing Principal of MDB Capital Group, commented on the merger by saying: “We believe that the Medivation technology, management, advisors and business strategy represent the type of strong combination of elements necessary to build a successful life sciences company. Furthermore, Medivation’s lead compound Dimebon represents the kind of drug that we look to commit capital to, in that it is targeted at a very large market (Alzheimer’s disease), has a long history of human use for a different indication, and has shown promising results in animal models of Alzheimer’s disease and in an early human study in Alzheimer’s disease patients.”

David T. Hung M.D., President and CEO of Orion, commented: “We are very enthusiastic about becoming a public company and having the requisite capital to implement our business plan. This capital should allow Medivation to complete a Phase II clinical trial in Alzheimer’s disease patients with our lead product Dimebon, initiate IND-enabling preclinical development of our second small molecule, NT0904, and identify and evaluate other promising medical technologies.”

Medivation, Inc.

Medivation’s business strategy is to identify and acquire promising medical technologies with strong intellectual property positions that are targeted at large unmet markets, and to develop those technologies in a largely outsourced, virtual company model through achievement of valuation-enhancing milestone events. Medivation’s initial two technologies are small molecule drugs for the treatment of Alzheimer’s disease (AD). Medivation has two separate families of potential anti-AD compounds. The lead product candidate, Dimebon, is scheduled to enter a Phase II study in the first half of 2005.

Orion Acquisition Corp. II

Orion was a development stage company, the business purpose of which was to seek a target company to acquire by combination, consolidation or merger.

Orion operates under certain restrictions as a result of its business purpose and size.

The above statements include forward looking statements that involve risks and uncertainties, which are described herein and may be otherwise described in Orion’s SEC reports, including Orion’s Form 10-KSB for the year ended December 31, 2003, Form 10-QSB for the quarter ended September 30, 2004 and Form 8-K filed today.

Orion will file a proxy statement and other documents regarding the stockholders meeting described in this press release with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and other materials when they become available, because they will contain important information about Orion and the stockholders meeting. A definitive proxy statement will be sent to security holders of Orion seeking their approval of certain matters. Security holders and investors may obtain a free copy of the proxy statement and other documents filed with the Securities and Exchange Commission, free of charge, at the Commission’s website at www.sec.gov. The definitive proxy statement may also be obtained free of charge by directing a request to Orion at 501 Second Street, Suite 211, San Francisco, CA 94107.

Orion’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Orion stockholders in connection with the stockholders meeting. Information about Orion’s directors and officers can be found in Orion’s annual report on Form 10-KSB for the year ended December 31, 2003 and Form 8-K dated December 15, 2004, each filed with the Securities and Exchange Commission. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents when they become available.